Exhibit 99.2 NEWS RELEASE

February 19, 2019

Noble Midstream Partners Announces 2019 Capital Budget and Guidance

Houston - Noble Midstream Partners LP (NYSE: NBLX) (Noble Midstream or the Partnership) today announced its 2019 guidance, including planned capital expenditures, anticipated volumes and expected financial outcomes.

“Entering 2019, we are extremely focused on driving significant capital efficiencies in our base gathering business, while our recently announced equity investments will meaningfully expand Noble Midstream’s presence in the Permian Basin. Our team has done a fantastic job transforming the company from a single customer gatherer to a more diverse multi-basin MLP, providing services to a growing customer base. The added stability of Partnership cash flows increases our confidence in delivering on our promises to unitholders,” stated Terry R. Gerhart, Chief Executive Officer of Noble Midstream.

“In a $50 per barrel oil price environment, we continue to believe the Partnership’s strong business fundamentals and significant Permian additions have enhanced an already strong growth outlook and offer further support for our 20% distribution per unit growth target. This is coupled with very strong distribution coverage. We have secured transformational Permian investments in the EPIC and Delaware Crossing pipelines while committing to a prudent long-term leverage target of approximately three times, organically, as these projects begin contributing meaningfully to the Partnership.”

2019 Guidance Highlights:
2019 guidance assumes no impact from EPIC projects to financials with the exception of leverage targets and incremental interest expense from project investment

•	GAAP Net Income expected in the range of $229 to $268 million

•	Adjusted EBITDA[1] between $340 and $390 million, a 24% to 42% increase as reported to 2018

•	Adjusted EBITDA[1] attributable to the Partnership anticipated between $245 and $270 million, an 11% to 22% increase to the Partnership as reported to 2018

•	Capital budget attributable to the Partnership in the range of $180 to $210 million, a 24% to 35% decrease to the Partnership versus 2018 (excluding Delaware Crossing and EPIC investments)

•
In addition, Noble Midstream estimates combined equity investments in the Delaware Crossing, EPIC Crude, and EPIC Y-Grade pipelines of between $570 and $615 million, prior to any financing specific to Noble Midstream's EPIC Crude investment

•	The core gathering segment is expected to represent over 80% of Adjusted EBITDA[1] attributable to the Partnership

•	Targeted 2019 distribution per unit (DPU) growth of 20%, or $2.63 per unit

•	Distributable Cash Flow (DCF)¹ coverage of 1.5x - 1.7x

•	Combined gross oil, gas and produced water gathering growth of nearly 40% in the DJ Basin and approximately 80% in the Delaware Basin at the midpoint of guidance

2020 Preview and Long-Term Outlook:

•
Anticipate adjusted EBITDA[1] attributable to the Partnership of at least $300 million in 2020, representing at least 17% growth versus the midpoint of 2019 guidance, prior to contribution from the EPIC Crude and EPIC Y-Grade pipelines. This assumes a $50 per barrel crude oil price

•
Exiting 2020, expect Noble Midstream's proportionate share of annualized EPIC Crude and Y-Grade equity cash flows totaling $50-70 million and anticipate combined long-term equity investment multiple compression to between 6x and 7x; these figures are prior to any financing specific to Noble Midstream's EPIC Crude investment

•	Continuing 20% annual DPU growth with at least a 1.3x DCF coverage[1] through 2022

•
Annualized year-end leverage[1] is anticipated to be between 4.0x and 4.25x in 2019 during the construction period for the Delaware Crossing and EPIC pipeline projects; annualized leverage[1] is anticipated to gradually decline to approximately 3.5x by year-end 2020 with a long term target of approximately 3x

•	Reaffirming target of 50% Partnership Adjusted EBITDA[1] contribution from the Permian by the end of 2020

1 Adjusted EBITDA, Annualized Leverage, and DCF are not Generally Accepted Accounting Principles (GAAP) measures. Definitions and reconciliations of these non-GAAP measures to their most directly comparable GAAP reporting measures appear in Schedule 1 of the financial tables which follow.

The Partnership’s results are consolidated to include the non-controlling interests in the Partnership’s development companies (DevCos) retained by Noble Energy, Inc. (Noble Energy) as well as Greenfield Midstream, LLC’s (Greenfield Midstream) 45.6% ownership of Black Diamond Gathering, LLC (Black Diamond Gathering); however, certain results are shown as “attributable to the Partnership,” which exclude the aforementioned non-controlling interests retained by Noble Energy and Greenfield Midstream. Noble Midstream believes the results “attributable to the Partnership” provide the best representation of the ongoing operations from which the Partnership’s unitholders will benefit.

2019 Gross Gathering and Fresh Water Volume Outlook

Gathering throughput growth in 2019 will be led by activity in the Green River, Laramie River and Blanco River DevCos, somewhat offset by a decline in the Colorado River DevCo, driven primarily by East Pony oil.

Noble Midstream anticipates 2019 gross oil and gas gathering and sales volumes of 297 to 328 thousand barrels of oil equivalent per day (MBoe/d), up 44% compared to 2018 at the midpoint. In total, the Partnership anticipates approximately 500 well connections in 2019, excluding our investments in the Advantage Pipeline and Delaware Crossing systems.

Produced water gathering throughput is anticipated to be 160 to 190 thousand barrels of water per day (MBw/d), up 73% compared to 2018 at the midpoint.

Based on our current customer development plans, total gross fresh water delivery volumes are anticipated to be 150 to 190 thousand barrels of water per day (MBw/d), down 3% compared to 2018 volumes at the midpoint. Noble Midstream anticipates delivery to approximately three completion crews in the DJ Basin. Noble Energy completion activity is anticipated in the Green River, Colorado River and San Juan River DevCos.

2019 Capital Budget

Noble Midstream’s 2019 capital budget is anticipated between $335 and $375 million, or $180 to $210 million attributable to the Partnership. In addition, Noble Midstream estimates combined equity investments in the Delaware Crossing, EPIC Crude, and EPIC Y-Grade pipelines of between $570 and $615 million, prior to any financing specific to Noble Midstream's EPIC Crude investment.

Approximately 65% of capital attributable to the Partnership will be spent supporting customer well connections in the DJ and Delaware Basins. Other 2019 capital projects include:

•
Blanco River DevCo (NBLX ownership: 40%) The Partnership is constructing a trunkline connecting the Billy Miner and Jesse James central gathering facilities (CGFs) in the Northern portion of Noble Energy’s Delaware Basin acreage. This will optimize the use of facility capacity and ensure high utilization rates

•
Laramie River DevCo (NBLX ownership: 100%) On the wholly-owned system, the Partnership is expanding fresh and produced water backbone infrastructure in the Southern portion of the customer’s acreage position to support 2019 and 2020 activity plans. In addition, capital is planned at Black Diamond Gathering for expansion of the Milton terminal to 360 thousand barrels of oil per day (MBbl/d) (54.4% Noble Midstream ownership, 45.6% Greenfield Midstream ownership)

Equity Investments

Delaware Crossing (50% equity interest)

Noble Midstream’s 50% share of the Delaware Crossing system buildout in 2019 is anticipated at approximately $75 to $85 million. The Delaware Crossing crude oil pipeline and gathering system in the Delaware Basin will have an initial capacity of 160 MBbl/d, which is expandable to 210 MBbl/d. The 95-mile, 16-inch diameter pipeline system will originate in Pecos County, Texas, with additional connections in Reeves County and Winkler County, Texas. Gathering is anticipated to commence during the third quarter of 2019, with the main trunkline to Wink complete in the fourth quarter of 2019.

EPIC Crude Pipeline (30% equity interest) and EPIC Y-Grade Pipeline (15% equity interest)

Both pipelines are anticipated to be funded through non-recourse project level debt as well as equity commitments from project partners.

Noble Midstream’s total cash equity investment is anticipated to be approximately $165 to $180 million for the EPIC Y-Grade Pipeline, with substantially all of the investment anticipated in 2019. Noble Midstream intends to fund its equity investment in the EPIC Y-Grade pipeline with its revolving credit facility.

Noble Midstream’s total cash equity investment is anticipated to be approximately $330 to $350 million for the EPIC Crude Oil Pipeline, with substantially all of the investment anticipated in 2019. Noble Midstream intends to fund its equity investment with its revolving credit facility and is evaluating a $200 million financing specific to the Partnership's EPIC Crude investment. Closing of the Partnership’s equity interest in the EPIC Crude Oil Pipeline is anticipated in the first quarter of 2019 and subject to certain conditions precedent.

Because of high customer demand for crude oil transportation, EPIC announced in October 2018 the decision to utilize the third and final phase of its EPIC Y-Grade Pipeline from Crane, Texas to Corpus Christi, Texas for crude oil service while the EPIC Crude Oil Pipeline and EPIC NGL fractionator remains under construction.  Interim service remains on track for startup in the third quarter of 2019. The EPIC Y-Grade Pipeline will convert back to NGL service at completion of the EPIC Crude Oil Pipeline in the first quarter of 2020.

2019 Guidance

Assumes no impact from EPIC projects to 2019 financials with the exception of incremental leverage and interest expense from project investment.

	Year Ended December 31,
	2018	2019 (E)	% Change
Gross Volumes
Oil Gathered (MBbl/d)	177	235 - 260	39%
Gas Gathered (MMcf/d)	239	370 - 410	63%
Oil and Gas Gathered (MBoe/d)	217	297 - 328	44%

Produced Water Gathered (MBw/d)	101	160 - 190	73%
Fresh Water Delivered (MBw/d)	176	150 - 190	-3%

Financial Information - Gross (in millions)
Net Income[4]	$189	$ 229 - 268	32%
Adjusted EBITDA[1,4]	$275	$ 340 - 390	33%

Financial Information - Attributable to the Partnership (in millions)
Adjusted EBITDA[1,4]	$221	$ 245 - 270	17%
Distributable Cash Flow[1,4]	$185	$ 190 - 215	9%
Distribution Coverage Ratio[1,3,4]	2.0x	1.5x - 1.7x	—

(1)	Results “attributable to the Partnership” exclude the non-controlling interests in the DevCos retained by Noble Energy.

(2)
Adjusted EBITDA, DCF, and Distribution Coverage Ratio are not financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). For definitions of these non-GAAP measures, see “Non-GAAP Financial Measures” below.

(3)	Assumes 20% Distribution Growth

(4)	Assumes no impact from EPIC projects to 2019 financials with the exception of incremental leverage and interest expense from project investment

Conference Call
Noble Midstream will host a webcast and conference call today at 1:00 p.m. Central Time to discuss fourth quarter and full year 2018 financial and operational results as well as 2019 guidance. The live audio webcast and related presentation material is accessible on the ‘Investors’ page of the Partnership’s website at www.nblmidstream.com. Conference call numbers for participation are 877-883-0383, or 412-902-6506 for international calls. The passcode number is 9351622. A replay of the conference call will be available at the same web location following the event.

About Noble Midstream Partners LP
Noble Midstream is a growth-oriented Delaware master limited partnership formed by Noble Energy, to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services in the DJ Basin in Colorado and the Delaware Basin in Texas. For more information, please visit www.nblmidstream.com.

Forward Looking Statements
This news release contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Partnership’s current views about future events. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, the Partnership's customers' ability to meet their drilling and development plans, changes in general economic conditions, competitive conditions in the Partnership’s industry, actions taken by third-party operators, gatherers, processors and transporters, the demand for crude oil and natural gas gathering and processing services, the Partnership’s ability to successfully implement its business plan, the Partnership’s ability to complete internal growth projects on time and on budget, the ability of third parties to complete construction of pipelines in which the Partnership holds equity interests on time and on budget, the price and availability of debt and equity financing, the availability and price of crude oil and natural gas to the consumer compared to the price of alternative and competing fuels, and other risks inherent in the Partnership’s business, including those described under “Risk Factors” and “Forward-Looking Statements” in the Partnership's most recent Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission. These reports are also available from the Partnership’s office or website, www.nblmidstream.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Midstream does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

This news release also contains certain non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Midstream’s overall financial performance. Please see the attached schedules for reconciliations of the non-GAAP financial measures used in this news release to the most directly comparable GAAP financial measures.

Contact:
Megan Repine
Investor Relations
(832) 639- 7380
megan.repine@nblmidstream.com

Schedule 1
Noble Midstream Partners LP
Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures
This news release, the financial tables and other supplemental information include Adjusted EBITDA, Annualized Leverage, Distributable Cash Flow, and Distribution Coverage Ratio, all of which are non-GAAP measures which may be used periodically by management when discussing our financial results with investors and analysts.

We define Adjusted EBITDA as net income before income taxes, net interest expense, depreciation and
Amortization, unit-based compensation and certain other items that we do not view as indicative of our ongoing performance. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures;

•	and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We define Distributable Cash Flow as Adjusted EBITDA less estimated maintenance capital expenditures and cash interest expense. Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash on a quarterly basis, and Distributable Cash Flow is one of the factors used by the board of directors of our general partner to help determine the amount of available cash that is available to our unitholders for a given period.

We define Distribution Coverage Ratio as Distributable Cash Flow divided by total distributions declared. The Distribution Coverage Ratio is used by management to illustrate our ability to make our distributions each quarter.

We define Annualized Leverage as total debt divided by quarterly adjusted EBITDA attributable to the Partnership, annualized for four quarters. Annualized Leverage is used by management to assess our ability to incur and service debt and fund capital expenditures.

We believe that the presentation of Adjusted EBITDA, Distributable Cash Flow, Annualized Leverage and Distribution Coverage Ratio provide information useful to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA, Distributable Cash Flow, Annualized Leverage and Distribution Coverage Ratio is net income. Adjusted EBITDA, Distributable Cash Flow, Annualized Leverage and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Annualized Leverage and Distribution Coverage Ratio exclude some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA, Distributable Cash Flow, Annualized Leverage and Distribution Coverage Ratio as presented herein may not be comparable to similarly titled measures of other companies.

Noble Midstream does not provide guidance on the reconciling items between forecasted Net Income, forecasted
Adjusted EBITDA, forecasted Distributable Cash Flow and forecasted Distribution Coverage Ratio due to the uncertainty regarding timing and estimates of these items. Noble Midstream provides a range for the forecasts of
Net Income, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted Net Income, forecasted
Adjusted EBITDA, forecasted Distributable Cash Flow and forecasted Distribution Coverage Ratio. Therefore, the
Partnership cannot reconcile forecasted Net Income to forecasted Adjusted EBITDA, forecasted Distributable Cash
Flow or forecasted Distribution Coverage Ratio without unreasonable effort.

In addition to Net Income, the GAAP measure most directly comparable to Adjusted EBITDA and Distributable
Cash Flow is net cash provided by operating activities. Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Due to the forward-looking nature of net cash provided by operating activities, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in working capital. Accordingly, Noble Midstream is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to net cash provided by operating activities.
Amounts excluded from these non-GAAP measures in future periods could be significant.

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
and Distributable Cash Flow (Non-GAAP)
(in millions, unaudited)

	Year Ended December 31,
	2018	2019 (Est.)
Reconciliation from Net Income (GAAP) to Distributable Cash Flow (Non-GAAP)
Net Income and Comprehensive Income (GAAP)	$189	$ 229 - 268
Add:
Depreciation and Amortization	65	85 - 90
Interest Expense, Net of Amount Capitalized	11	25 - 30
Unit-Based Compensation and Other	2	1 - 2
Transaction Expenses	7	—
Income Tax Provision (Benefit)	—	—
Adjusted EBITDA (Non-GAAP)	275	$ 340 - 390
Adjusted EBITDA Attributable to Noncontrolling Interests	54	95 - 120
Adjusted EBITDA Attributable to the Partnership	221	$ 245 - 270
Less:
Maintenance Capital Expenditures and Cash Interest Paid	37	55
Distributable Cash Flow	$185	$ 190 - 215
Distribution Coverage Ratio	2.0x	1.5x - 1.7x